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                                                                    Exhibit 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-4 of National Energy Group, Inc. (File No. 333-38075) of our report, which includes an explanatory paragraph relating to the Company's adoption of different methods of accounting for its oil and gas properties and income taxes, dated February 22, 1994, on our audit of the consolidated financial statements of American Natural Energy Corporation and Subsidiaries (the "Company") for the year ended December 31, 1993.



                                            /s/ COOPERS & LYBRAND L.L.P.

                                            COOPERS & LYBRAND L.L.P


Tulsa, Oklahoma
October 28, 1997